UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 9, 2017 (January 9, 2017)
HARRIS & HARRIS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

New York	0-11576	13-3119827
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1450 Broadway New York, New York 10018
(Address, including zip code, of Principal Executive Offices)
(212) 582-0900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure.

A copy of the written materials that the Company intends to use in connection with its shareholder call on January 10, 2017, (the “Slides”) are attached as Exhibit 99.1 to this Current Report on Form 8-K.

By filing this Current Report on Form 8-K and furnishing the information contained herein, the Company makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

The information contained in the Slides is summary information that is intended to be considered in the context of the Company's Securities and Exchange Commission (“SEC”) filings and other public announcements that the Company may make, by press release or otherwise, from time to time. The Company undertakes no duty or obligation to publicly update or revise the information contained in this report, although it may do so from time to time as its management believes is warranted. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosure.

The information presented herein and in Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.

Item 8.01.    Other Events.

On January 9, 2017, Harris & Harris Group, Inc. (the “Company”) issued a press release that reminds shareholders of the Company's upcoming shareholder update call on January 10, 2017. A copy of this press release issued on January 9, 2017, is attached as Exhibit 99.2 to this Form 8-K.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits.

Exhibit No.    Description
99.1    Slide Presentation for Shareholder Update Call on January 10, 2017
99.2    Press Release, dated January 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS & HARRIS GROUP, INC.

Date:	January 9, 2017	By:	/s/ Daniel B. Wolfe
Daniel B. Wolfe
President